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                 CERTIFICATE OF DESIGNATIONS OF THE PREFERENCES
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                          DALTEX MEDICAL SCIENCES, INC.
                            (a Delaware corporation)

         Daltex Medical Sciences, Inc., a Delaware corporation (the "Corporation"), pursuant to Article Fourth of its Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware (the "GCL"), certifies that the Board of Directors of the Corporation, at a meeting thereof duly called and held on February 1, 1999, at which a quorum was present and acting throughout, duly adopted the following resolutions providing for the issuance of a series of Preferred Stock, par value $1.00, and to consist of 150,000 shares:

         RESOLVED, That the Corporation be, and it hereby is, authorized to issue a series of Preferred Stock to be designated the Series A Convertible Preferred Stock, $1.00 par value (the "Series A Preferred"), to consist of 150,000 shares.

         RESOLVED, That the powers, designations, preferences and rights and qualifications, limitations and restrictions on all of the Series A Preferred shall be as follows:

                  1. Designation and Amount. The shares of such series shall be designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the number of shares constituted in the Series A Convertible Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by the resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.

                  2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $1.00 per share of Series A Convertible Preferred Stock plus the amount of any accrued but unpaid dividends (if declared) and interest thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full


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amount to which they shall be entitled, the holders of shares of Series A
Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  3.       Voting.

                           (a) Number of Votes; Voting with Common Stock. Each
holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to one thousand (1,000) times the number of shares of Series A Convertible Preferred Stock held by such holder at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions of the following subsections of this
Section 3, holders of Series A Convertible Preferred Stock shall vote together with holders of common stock and not as separate classes, on any matter coming before shareholders.

                           (b) Adverse Effects. The Corporation shall not amend,
alter or repeal preferences, rights, powers or other terms of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Convertible Preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Convertible Preferred Stock.

                           (c) Mergers, etc. The consent of the holders of not
less than 66-2/3% of the outstanding Series A Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, shall be necessary for the Corporation to sell all or substantially all of the Corporation's assets or effect any merger, consolidation, share exchange or similar transaction to which the Corporation is a party, or to enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Corporation by another corporation or entity.

                  4. Optional Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


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                           (a) Right to Convert. Each share of Series A
Convertible Preferred stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, at any time and from time to time, into One Thousand (1,000) shares of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment as provided below.

                               In the event of a liquidation of the Corporation,
the Conversion Rights shall terminate immediately prior to the payment of any amounts distributable on liquidation to the holders of Series A Convertible Preferred Stock.

                           (b) Fractional Shares. No fractional shares of Common
Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay by a whole share of Common Stock.

                           (c) Mechanics of Conversion.

                               (i) In order to convert shares of Series A
Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at the place requested by such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                               (ii) The Corporation shall at all times during
which the Series A Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and


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nonassessable shares of Common Stock at such adjusted Conversion Price.

                               (iii) All shares of Series A Convertible
Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Convertible Preferred Stock accordingly.

                           (d) Adjustment for Stock Splits and Combinations. If
the Corporation shall at any time or from time to time after the date on which any Series A Convertible Preferred Stock is first issued ("the Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately adjusted. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately adjusted. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (e) Adjustments for Certain Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by multiplying the Conversion Rate by a fraction,

                               (i) the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

                               (ii) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance.

                           (f) Adjustments for Other Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that


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the holders of shares of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                           (g) Adjustment for Reclassification, Exchange, or
Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets for below), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                           (h) Adjustment for Merger or Reorganization, etc. In
case of any consolidation, merger or share exchange of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation to which the holders of Series A Convertible Preferred Stock shall have consented in accordance with Section 3 hereof, then each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.


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                           (i) No Impairment. The Corporation will not, by
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid. the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                           (j) Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Rate then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all stock certificate representing Series A Convertible Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                           (k) Notice of Record Date. In the event:

                               (i) that the Corporation declares a dividend (or
any other distribution) on its Common Stock;

                               (ii) that the Corporation subdivides or combines
its outstanding shares of Common Stock;

                               (iii) of any reclassification of the Common Stock
of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock consolidation, merger or share exchange of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or


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                               (iv) of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation, at least 20 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating:

                                    (A) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                    (B) the date on which such reclassification,
consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  5. Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preference on Series A Convertible Preferred Stock or the redemption of any shares thereof.

                  6. No Mandatory Redemption. The Series A Convertible Preferred Stock is not subject to mandatory redemption by the Corporation.


         The foregoing Certificate of Designations was duly adopted by the Board of Directors on February 1, 1999, without shareholder action, which was not required.

         IN WITNESS WHEREOF, Daltex Medical Sciences, Inc., has caused this statement to be signed by Bruce Hausman, its President, who affirms, under penalty of perjury, that he has executed this statement as the act and deed of the corporation and that the facts stated therein are true.

                                         DALTEX MEDICAL SCIENCES, INC.,
                                         a Delaware corporation


                                         By: /s/ Bruce Hausman
                                             ----------------------------------
                                             Bruce Hausman, President



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